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                                                                      EXHIBIT 21

                            PRIDE INTERNATIONAL, INC.
                                  SUBSIDIARIES

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                                                          JURISDICTION OF INCORPORATION
COMPANY                                                          OR ORGANIZATION
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
Al-Jazirah Sharikat Ltd.                                     Liberia
Almeria Austral S.A.                                         Argentina
Amethyst Financial Company, Ltd.                             British Virgin Islands
Andre-Maritime Ltd.                                          Bahamas
Basafojagu (HS) Inc.                                         Liberia
BiGem Holdings N.V.                                          Netherlands Antilles
Caland Boren B.V.                                            The Netherlands
Compagnie Monegasque De Services Comoser S.A.M.              Monaco
Criwey Corporation                                           Argentina
Criwey Corporation S.A.                                      Uruguay
Dayana Finance S.A.                                          Panama
Drilling Labor Services PTE Ltd.                             Singapore
Dundee Corporation                                           Liberia
Dupont Maritime Ltd.                                         Liberia
Durand Maritime SNC                                          France
Estimulacios y Empaques, S.A.                                Venezuela
Foradel SDN B.H.D.                                           Malaysia
Forafels Inc.                                                Panama
Foral S.A.                                                   France
Forasol Servicos de Angola, Limitada                         Angola
Forasol SNC                                                  France
Forasub B.V.                                                 The Netherlands
Forinter, Ltd.                                               Jersey
Gisor UK Limited                                             United Kingdom
Gulf of Mexico Personnel Services SRL de CV                  Mexico
Hispano Americana de Petroleos S.A.                          Argentina
Horwell S.A.S.                                               France
Interdrill Limited                                           Bahamas
Internationale de Travaux et de Materiel SAS                 France
Larcom Insurance, Ltd.                                       Bermuda
Marlin Columbia Drilling Ltd.                                British Virgin Islands
Martin-Maritime Ltd.                                         Bahamas
Medfor S.A.S.                                                France
Mexico Drilling Limited LLC                                  Delaware
National Drilling & Services Co. LLC                         Oman
Perforaciones Pride SRL de CV                                Mexico
Petrodrill Corporation Ltd.                                  Bahamas
Petrodrill Engineering N.V.                                  The Netherlands
Petrodrill Five Limited                                      British Virgin Islands
Petrodrill Four Limited                                      British Virgin Islands
Petrodrill Offshore, Inc.                                    Bahamas
Petrodrill Seven Limited                                     British Virgin Islands
Petrodrill Six Limited                                       British Virgin Islands
Petrodrill Three Limited                                     British Virgin Islands
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                                                          JURISDICTION OF INCORPORATION
COMPANY                                                          OR ORGANIZATION
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
Petrodrill Two Limited                                       British Virgin Islands
Petroleum International Pte Ltd.                             Singapore
Petroleum Supply Company                                     Texas
Pride Amethyst II Ltd.                                       British Virgin Islands
Pride Amethyst Ltd.                                          British Virgin Islands
Pride Arabia Limited                                         Saudi Arabia
Pride Central America LLC                                    Delaware
Pride de Venezuela, C.A.                                     Venezuela
Pride Drilling N.V.                                          Netherland Antilles
Pride Drilling LLC                                           Delaware
Pride Foral S.P.A.                                           Algeria
Pride-Foramer S.A.S.                                         France
Pride Forasol Drilling Nigeria Limited                       Nigeria
Pride Forasol Perfuracoes E Servicos Do Brasil LTDA.         Brazil
Pride-Forasol S.A.S.                                         France
Pride Global Ltd.                                            British Virgin Islands
Pride International Bolivia Ltda                             Bolivia
Pride International Management Company                       Delaware
Pride International Personnel Ltd.                           British Virgin Islands
Pride International U.S. Personnel Ltd.                      British Virgin Islands
Pride International Services, Inc.                           Delaware
Pride International, C.A.                                    Venezuela
Pride International Ltd.                                     British Virgin Islands
Pride International, SRL                                     Argentina
Pride North America, LLC                                     Delaware
Pride Mexico Holdings LLC                                    Delaware
Pride North Atlantic, Ltd.                                   British Virgin Islands
Pride North Sea Ltd.                                         British Virgin Islands
Pride North Sea UK Ltd.                                      United Kingdom
Pride Offshore, Inc.                                         Delaware
Pride Offshore International, LLC                            Delaware
Pride Saudi Arabia Limited                                   Saudi Arabia
Pride South America, Ltd.                                    British Virgin Islands
Pride South Pacific, LLC                                     Delaware
Pridemaritima Ltd.                                           British Virgin Islands
Ranger Corp.                                                 Delaware
Ranger Well Service, Inc.                                    Delaware
Redbridge Navigation Limited                                 Liberia
Redfish Holdings SRL de C.V.                                 Mexico
SBM France, S.A.                                             France
San Antonio Services Ltd.                                    British Virgin Islands
SE Pacific Drilling Ltd.                                     British Virgin Islands
Servicios Especiales San Antonio Argentina S.A.              Argentina
Somaser SNC                                                  France
Sonamer Angola Ltd.                                          Bahamas
Sonamer France SAS                                           France
Sonamer Jackups Limited                                      Bahamas
Sonamer Limited                                              Bahamas
Sonamer Management Co. Ltd.                                  Bahamas
Sonamer Perforacoes Ltda                                     Bahamas
Twin Oaks Financial Ltd.                                     British Virgin Islands
Uniao Nacional de Perforacao Ltda. U.N.A.P.                  Brazil
United Gulf Energy Resources Co. SAOC                        Oman
Utah Drilling Limited                                        British Virgin Islands
Westville Management Corporation                             British Virgin Islands
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